Exhibit 99

RULE 13d-1(k)(1) AGREEMENT

The undersigned persons, on January 21, 2026, agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the Common Shares of Fidelity Multi-Strategy Credit Fund at January 16, 2026.

FMR LLC

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 3, 2023, by and on behalf of FMR LLC and its direct and indirect subsidiaries*

Abigail P. Johnson

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 26, 2023, by and on behalf of Abigail P. Johnson**

* This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 10, 2023, accession number:
0000315066-23-000003.

** This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 31, 2023, accession number:
0000315066-23-000038.

SCHEDULE A

The name and present principal occupation or employment of each executive officer and director of FMR LLC are set forth below. The business address of each person is 245 Summer Street, Boston, Massachusetts 02210, and the address of the corporation or organization in which such employment is conducted is the same as this business address. All of the persons listed below are U.S. citizens.

NAME				POSITION WITH			PRINCIPAL
				FMR LLC				OCCUPATION

Abigail P. Johnson 		CEO, Director, 			CEO, Director, & Chairman
				& Chairman of the 		of the Board, FMR LLC
				Board

Edward C. Johnson, IV		Director			Director, FMR LLC &
								President of Pembroke
								Real Estate

Michael E. Wilens		Director			Director, FMR LLC &
								President of Enterprise
								Services

Stephen C. Neff			Director			Director, FMR LLC

Roberto Braceras		Executive Vice President	Executive Vice President
				& General Counsel		& General Counsel

Robert Mascialino 		Executive Officer 		Executive Officer, FMR LLC
								& Head of Fidelity Wealth

Sharon Brovelli 		Executive Officer		Executive Officer,
								FMR LLC & President, Fidelity
								Workplace Investing


Kevin Barry			Chief Financial Officer		Executive Officer,
								FMR LLC & Chief Financial
								Officer

Bart Grenier			Executive Officer		Executive Officer,
								FMR LLC & Head of
								Asset Management

Vadim Zlotnikov			Executive Officer 		Executive Officer,
								FMR LLC & Head of
								Fidelity Institutional

Thomas Jessop			Executive Officer		Executive Officer, FMR LLC
								& Head of Fidelity Brokerage

Jennifer Bennett		Executive Officer		Executive Officer, FMR LLC
								& Head of Human Resources

William Freitas			Executive Officer		Executive Officer, FMR LLC
								& Head of Technology &
								Global Services